Exhibit (n)(1)(m)

Form of
Amended and Restated Multiple Class Plan
Pursuant to Rule 18f-3
for
Pacific Life Funds
          WHEREAS, Pacific Life Funds (the “Trust”) engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);
          WHEREAS, shares of beneficial interest of the Trust may be divided into series listed on Schedule A hereto (each a “Fund”, collectively the “Funds”), which Schedule can be amended to add or remove series by an amended schedule signed on behalf of the Trust, and the shares of each series may, under the Trust’s Declaration of Trust, be divided into classes;
          WHEREAS, pursuant to a distribution agreement dated June 13, 2001, and amended and restated January 1, 2007, the Trust on behalf of each Fund employs Pacific Select Distributors, Inc. (the “Distributor”) as distributor of the securities of which it is the issuer; and
          WHEREAS, this multiple class plan pursuant to Rule 18f-3 under the Act with respect to each of the Funds was last amended and restated to reflect that only certain Funds would offer Class B, C and R shares and/or Class A shares, and the other Funds would offer only Class P shares.
          WHEREAS, the Trust desires to amend and restate that plan to reflect the addition of a new series of the Trust, PL Income Fund, which will offer Class A and I shares, as specified herein.
          NOW, THEREFORE, the Trust hereby adopts, on behalf of the Funds, an amended and restated plan pursuant to Rule 18f-3 under the Act, on the following terms and conditions (the “Plan”):
          1. Features of the Classes. The Funds may issues shares in the following classes:
▪	PL Money Market Fund may issue its shares of beneficial interest as “Class A shares;”

▪	PL Portfolio Optimization Conservative, PL Portfolio Optimization Moderate-Conservative, PL Portfolio Optimization Moderate, PL Portfolio Optimization Moderate-Aggressive and PL Portfolio Optimization Aggressive (each a “Portfolio Optimization Fund” and collectively, the “Portfolio Optimization Funds”) may issue Class A shares and may also issue shares of beneficial interest in three additional classes called “Class B shares,” “Class C shares” and “Class R shares;”

▪	PL Income Fund may issue “Class A shares” and may also issue shares of beneficial interest in one additional class called “Class I shares,” and

▪	each Fund other than the PL Money Market Fund, the Portfolio Optimization Funds and PL Income Fund (an “Underlying Fund”) may issues shares of beneficial interest as “Class P shares.”
Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any Class Expenses, as defined in section 4 below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to it or its distribution and/or servicing arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class B, Class C, Class I, Class P and Class R shares shall have the features described in sections 2, 5 and 6 below. A class of shares of a Fund may have attributes in one Fund that are different from the attributes attributable to that same-named class in another Fund, to the extent consistent with applicable legal requirements. Particular classes of shares of a Fund shall be available to such categories of investors as are specified from time to time in the Fund’s then-current prospectus, as may be amended or supplemented from time to time.
          2. Sales Charge Structure.
               (a) Class A Shares. Class A shares of the PL Money Market Fund, the Portfolio Optimization Funds, and PL Income Fund shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in an applicable Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time, and shall be subject to waiver or reductions for larger purchases and such waivers or reductions as are disclosed in an applicable Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time, and as permitted by Rule 22d-1 under the Act. Class A shares generally shall not be subject to a contingent deferred sales charge provided, however, that such a charge may be imposed when the front-end sales charge was waived on the purchase of shares and those shares are redeemed within a certain period of time from the date of purchase and/or in such other cases as are disclosed in an applicable Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time, subject to the supervision of the Trust’s Board of Trustees.
               (b) Class B Shares. Class B shares of each Portfolio Optimization Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in a Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time, shall be imposed on Class B shares, subject to such waivers or reductions as are described in the Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time and as permitted by Rule 22d-1 under the Act, subject to the supervision of the Trust’s Board of Trustees.
               (c) Class C Shares. Class C shares of each Portfolio Optimization Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge.

A contingent deferred sales charge in such amount as is described in a Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time, shall be imposed on Class C shares, subject to such waivers or reductions as are described in the Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time and as permitted by Rule 22d-1 under the Act, subject to the supervision of the Trust’s Board of Trustees.
               (d) Class I Shares. Class I shares of PL Income Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge, and Class I shares shall not be subject to a contingent deferred sales charge, provided, however, that such charge(s) may be imposed in such circumstances as may be approved by the Trust’s Board of Trustees and as disclosed in the Fund’s prospectus and statement of additional information, as may be amended or supplemented from time to time.
               (e) Class P Shares. Class P shares of each Underlying Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. Class P shares shall not be subject to a contingent deferred sales charge.
               (f) Class R Shares. Class R shares of each Portfolio Optimization Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. Class R shares generally shall not be subject to a contingent deferred sales charge provided, however, that such a charge may be imposed when shares are redeemed within a certain period of time from the date of purchase and/or in such other cases as is disclosed in a Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time, subject to the supervision of the Trust’s Board of Trustees.
          3. (a) Distribution and Service Plans. Each class of shares other than Class P shares of the Underlying Funds and Class I shares of PL Income Fund has adopted a Distribution and Service Plan pursuant to Rule 12b-1 under the Act or a non-Rule 12b-1 Service Plan, each with the following terms:
               (i) Class A Shares. Class A shares of each applicable Fund may pay the Distributor a fee of up to 0.25% per annum of the average daily net assets of the Fund’s Class A shares for service activities (as defined in paragraph (b)(ii) below), as designated by the Distributor and as described in an applicable Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time. The Distributor, on behalf of Class A shares of each applicable Fund, may pay authorized dealers a fee of up to 0.25% per annum of the average daily net assets of the Fund’s Class A shares for service activities (as defined in paragraph (b)(ii) below) rendered to Class A shareholders, as described in a the Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time.
               (ii) Class B Shares. Class B shares of each Portfolio Optimization Fund may pay the Distributor a fee of up to 0.75% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class B shares for distribution services (as defined in paragraph (b)(i)

below) and a fee of up to 0.25% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class B shares for service activities (as defined in paragraph (b)(ii) below), as designated by the Distributor and as described in a Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time. The Distributor, on behalf of Class B shares of each Portfolio Optimization Fund, may pay authorized dealers a fee of up to 0.75% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class B shares for distribution services (as defined in paragraph (b)(i) below) and a fee of up to 0.25% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class B shares for service activities (as defined in paragraph (b)(ii) below) rendered to Class B shareholders, as described in a Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time.
               (iii) Class C Shares. Class C shares of each Portfolio Optimization Fund may pay the Distributor a fee of up to 0.75% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class C shares for distribution services (as defined in paragraph (b)(i) below) and a fee of up to 0.25% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class C shares for service activities (as defined in paragraph (b)(ii) below), as designated by the Distributor and as described in a Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time. The Distributor, on behalf of Class C shares of each Portfolio Optimization Fund, may pay authorized dealers a fee of up to 0.75% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class C shares for distribution services (as defined in paragraph (b)(i) below) and a fee of up to 0.25% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class C shares for service activities (as defined in paragraph (b)(ii) below) rendered to Class C shareholders, as described in a Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time.
               (iv) Class R Shares. Class R shares of each Portfolio Optimization Fund may pay the Distributor a fee of up to 0.25% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class R shares for distribution services (as defined in paragraph (b)(i) below), and a fee of up to 0.25% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class R shares for service activities (as defined in paragraph (b)(ii) below), as designated by the Distributor and as described in a Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time. The Distributor, on behalf of Class R shares of each Portfolio Optimization Fund, may pay authorized dealers a fee of up to 0.25% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class R shares for distribution services (as defined in paragraph (b)(i) below) and a fee of up to 0.25% per annum of the average daily net assets of the Portfolio Optimization Fund’s Class A shares for service activities (as defined in paragraph (b)(ii) below) rendered to Class R shareholders, as described in a Portfolio Optimization Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time.

          (b) Distribution Services and Service Activities.
               (i) As used herein, the term “distribution services” shall include services rendered by the Distributor as distributor of the shares of a Fund in connection with any activities or expenses primarily intended to result in the sale of shares of a Fund, including, but not limited to, compensation to registered representatives or other employees of the Distributor, to other broker-dealers and other financial institutions that have entered into an authorized dealer agreement with the Distributor, compensation to and expenses of employees of the Distributor who engage in or support distribution of the Funds’ shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing.
               (ii) As used herein, the term “service activities” shall mean activities in connection with the provision of personal, continuing services to investors in each Fund and/or maintenance of shareholder accounts (including transfer agent and subtransfer agent services for beneficial owners of shares of a Fund, aggregating and processing purchase and redemption orders, providing beneficial owners with account statements, processing dividend payments, providing subaccounting services for Fund shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners); provided, however, that if the Financial Industry Regulatory Authority, Inc. (“FINRA”) adopts a definition of “service fees” for purposes of NASD Conduct Rule 2830 that differs from the definition of “service activities” hereunder, or if FINRA adopts a related definition intended to define the same concept, the definition of “service activities” in this paragraph (b)(ii) shall be automatically amended, without further action of the Board of Trustees, to conform to such definition. Overhead and other expenses of the Distributor related to its “service activities,” including telephone and other communications expenses (including maintenance of websites through which shareholders can obtain information about Pacific Life Funds and their accounts), may be included in the information regarding amounts expended for such activities.
          4. Allocation of Income and Expenses.
          (a) The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of the Fund. These expenses include:
               (1) Expenses incurred by the Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund (“Trust Level Expenses”); and
               (2) Expenses incurred by a Fund not attributable to any particular class of the Fund’s shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund’s assets) (“Fund Expenses”).

          (b) Expenses attributable to a particular class (“Class Expenses”) shall be limited to: (i) payments made pursuant to a Rule 12b-1 plan or a non-Rule 12b-1 service plan; (ii) transfer agent fees attributable to a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) state notice registration fees incurred by a class; (v) SEC registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Trustees’ fees incurred as a result of issues relating to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other “Class Expenses” listed in categories (ii)-(viii) above may be allocated to a class but only if the Trust’s president or principal financial officer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended (the “Code”).
          Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Trust Level Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by the Board of Trustees. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Trust in light of the requirements of the Act and the Code.
          The Trust reserves the right to utilize any other appropriate method to allocate income and expenses among the classes, including those specified in Rule 18f-3(c)(1) under the Act, provided that a majority of the Trustees, including a majority of those Trustees of the Trust who are not “interested persons” of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan, determine that the method is fair to shareholders of each class and that the annualized rate of return of each class will generally differ from that of the other classes only by the expense differentials among the classes.
          5. Exchange Privileges. Except with respect to the PL Money Market Fund (effective July 1, 2005) and PL Income Fund (effective December 31, 2010), shares of one class of a Fund may be exchanged for shares of that same class of any other Fund at net asset value without payment of any additional sales charge, and in such other manner as described in a Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time. The Trust may in the future impose a transactional fee for exchanges upon approval by the Board of Trustees, which would be charged against the amount a shareholder exchanges. If a shareholder exchanges and subsequently redeems his or her shares, any applicable contingent deferred sales charge will be based on the original purchase date(s) of shares exchanged. The share exchange privilege shall be administered as described in a Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time.

          With respect to the PL Money Market Fund, Class A shares may be exchanged for Class A, Class B or C shares of the Portfolio Optimization Funds and Class A or I shares of PL Income Fund. Conversely, Class A, B, or C shares of the Portfolio Optimization Funds and Class A or I shares of PL Income Fund may be exchanged for Class A shares of the PL Money Market Fund. There is no front-end sales charge on shares initially invested in Class A shares of the PL Money Market Fund. For assets initially invested in the PL Money Market Fund, the front-end sales charge, if applicable, will be charged when shares are exchanged into Class A shares of another Fund . The Trust may in the future impose a transactional fee for exchanges upon approval by the Board of Trustees, which would be charged against the amount a shareholder exchanges. For assets initially invested in the PL Money Market Fund that are subsequently exchanged, the contingent deferred sales charge period will begin when the shares are exchanged into Class A shares (if applicable), Class B shares or Class C shares of a Portfolio Optimization Fund and Class A shares (if applicable) of PL Income Fund. The share exchange privilege shall be administered as described in a Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time.
          With respect to PL Income Fund, Class A shares may be exchanged for Class A shares of the Portfolio Optimization Funds at net asset value, plus payment of such additional sales charge as may be authorized by the Board of Trustees, and in such other manner as is disclosed in the applicable Fund’s then-current prospectus and statement of additional information, as may be amended or supplemented from time to time. Conversely, Class A shares of the Portfolio Optimization Funds may be exchanged for Class A shares of PL Income Fund at net asset value. Exchanges between PL Income Fund and the PL Money Market Fund shall be conducted in accordance with the preceding paragraph. The Trust may in the future impose a transactional fee for exchanges upon approval by the Board of Trustees, which would be charged against the amount a shareholder exchanges. For assets initially invested in PL Income Fund that may be subject to a contingent deferred sales charge, the contingent deferred sales charge period will be based on the original purchase date(s) of those shares. The share exchange privilege shall be administered as described in a Fund’s current prospectus and statement of additional information, as may be amended or supplemented from time to time.
          6. Conversion Features. A shareholder’s Class B shares in a Portfolio Optimization Fund will automatically convert to Class A shares in the Portfolio Optimization Fund on the first business day of the month in which the ninth anniversary of the issuance of the Class B shares occurs, together with a pro rata portion of all Class B shares representing dividends and other distributions paid in additional Class B shares. The conversion of Class B shares into Class A shares may be suspended or discontinued by the Board of Trustees in the event that counsel to the Trust determines that, in light of applicable law or regulation, there is a significant risk that such conversion would be a taxable event to converting shareholders. The Class B shares so converted will no longer be subject to the higher expenses borne by Class B shares. The conversion will be effected at the relative net asset values per share of the two classes.
          7. Quarterly and Annual Reports. The Trustees shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution and servicing expenditures paid under a 12b-1 plan complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. Service payments paid under a non-12b-1 service plan will be reported to the Trustees in a statement, the form of which, shall be determined from time to time by the Trustees and the Distributor. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Trustees in the exercise of their fiduciary duties.
          8. Waiver or Reimbursement of Expenses. Expenses may be waived or reimbursed by any adviser to the Trust, by the Trust’s Distributor or any other provider of services to the Trust without the prior approval of the Trust’s Board of Trustees, provided such waiver is consistent with applicable requirements under the Act and the Code.
          9. Effectiveness of Plan. This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not “interested persons” of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.
          10. Material Modifications. This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Section 9 of this Plan.
          11. Limitation of Liability. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or any Fund under this Plan, and the Distributor or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.
Last revised: Effective [December 31, 2010].

FORM OF
SCHEDULE A
PL Small-Cap Growth Fund
PL International Value Fund
PL Large-Cap Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Value Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
PL Money Market Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Portfolio Optimization Conservative Fund
PL Portfolio Optimization Moderate Conservative Fund
PL Portfolio Optimization Moderate Fund
PL Portfolio Optimization Moderate-Aggressive Fund
PL Portfolio Optimization Aggressive Fund
PL Income Fund